EXHIBIT 21.1
Lennox International Inc. Subsidiaries

The following are the subsidiaries of Lennox International Inc., as of February 6, 2022, and the states or jurisdictions in which they are organized. Subsidiaries are indented below their immediate parent entity. The names of certain subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	Ownership	Jurisdiction
Lennox Industries Inc. (See Annex A)	100%	Delaware

Heatcraft Inc.	100%	Delaware
Bohn de Mexico S.A. de C.V.	50%	Mexico
Frigus-Bohn S.A. de C.V.	50%	Mexico
Advanced Distributor Products LLC	100%	Delaware
Heatcraft Refrigeration Products LLC	100%	Delaware
Advanced Heat Transfer LLC	50%	Delaware

Heatcraft Technologies Inc.	100%	Delaware
Alliance Compressor LLC	24.5%	Delaware

Lennox Procurement Company Inc.	100%	Delaware

ANNEX A
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EXHIBIT 21.1

Lennox Industries Inc. Subsidiaries

Name	Ownership	Jurisdiction
Allied Air Enterprises LLC	100%	Delaware

LPAC Corp.	100%	Delaware

Lennox Global LLC (See Annex B)	100%	Delaware

LGL Europe Holding Co. (See Annex C)	53.2%	Delaware

Lennox National Account Services Inc.	100%	California

Lennox Services LLC	100%	Delaware
Lennox National Account Services LLC	100%	Florida

ANNEX B
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EXHIBIT 21.1

Lennox Global LLC Subsidiaries

Name	Ownership	Jurisdiction
Lennox (Shanghai) Refrigeration Technology Consulting Co Ltd.	100%	China

LGL Europe Holding Co. (See Annex C)	46.8%	Delaware

LGL Australia (US) Inc.	100%	Delaware

Lennox India Technology Centre Private Ltd.	0.0005%	India

LII Comercial de Mexico,S. de R.L. de C.V.	99.97%	Mexico

ANNEX C
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EXHIBIT 21.1

LGL Europe Holding Co. Subsidiaries

Name	Ownership	Jurisdiction
LGL Holland B.V.	100%	Netherlands
Lennox Benelux N.V./S.A.	0.024%	Belgium
Lennox Industries (Canada) Ltd.	100%	Canada
Lennox Switzerland GmbH	100%	Switzerland
LII Mexico Holdings Ltd.	100%	UK
LII United Products, S. de R.L. de C.V.	99.99%	Mexico
LII Comercial de Mexico,S. de R.L. de C.V.	0.03%	Mexico
Lennox Mexico Minority Holdings LLC	100%	Delaware
LII United Products, S. de R.L. de C.V.	0.01%	Mexico

Lennox Ukraine LLC	99%	Ukraine

Lennox India Technology Centre Private Ltd.	99.9995%	India

Etablissements Brancher S.A.S.	100%	France
LGL France S.A.S.	100%	France
Lennox Refac, S.A.	0.02%	Spain

LGL Germany GmbH	100%	Germany
Hyfra Ind. GmbH	100%	Germany
Lennox Deutschland GmbH	100%	Germany
LGL Deutschland GmbH	100%	Germany

Lennox Global Spain S.L.	100%	Spain
LGL Refrigeration Spain S.A.	100%	Spain
Lennox Portugal Lda	0.008%	Portugal
Lennox Refac, S.A.	99.98%	Spain
Lennox Portugal Lda	99.92%	Portugal

Lennox Polska sp. z.o.o.	100%	Poland

Lennox Benelux B.V.	100%	Netherlands
Lennox Benelux N.V./S.A.	99.976%	Belgium
Lennox NAO	0.5%	Russia
Lennox Ukraine LLC	1%	Ukraine

HCF-Lennox Limited	100%	United Kingdom
Lennox Industries	100%	United Kingdom

Lennox NAO	99.5%	Russia